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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------




  To UGI Corporation, Inc:

  As independent public accountants we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated November 12, 1999, included or incorporated by reference in the Annual Report of UGI Corporation on Form 10-K for the fiscal year ended September 30, 1999, and to all references to our Firm included in or made part of this Registration Statement.



                                       ARTHUR ANDERSEN LLP



  Philadelphia, Pennsylvania
    July 21, 2000